SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
     ----------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies: ______
      (2) Aggregate number of securities to which transaction applies:    ______
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________
      (4) Proposed maximum aggregate value of transaction:______________________
      (5) Total fee paid: ______________________________________________________

[ ]  Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount previously paid:__________________________________
      (2) Form, schedule or registration statement no.:____________
      (3) Filing party:____________________________________________
      (4) Date filed: _____________________________________________

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112

                                                                   June 17, 2005

Dear Stockholder:

       You are cordially invited to attend a Special Meeting of Stockholders of Lazard Global Total Return and Income Fund, Inc. (the "Fund"), to be held at 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on Thursday, August 11, 2005, at 2:00 p.m. In addition to voting on the proposal described in the Notice of Special Meeting of Stockholders, you will have an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a stockholder.

       Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the meeting.

                                                      Sincerely,

                                                      Charles Carroll
                                                      President

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 11, 2005

              -----------------------------------------------------

       A Special Meeting of Stockholders (the "Special Meeting") of Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund"), will be held at 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on Thursday, August 11, 2005, at 2:00 p.m., to consider and act upon the following proposals:

       1. To approve an Investment Management Agreement between the Fund and Lazard Asset Management LLC; and

       2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

       The close of business on June 10, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

       YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. Please vote by mail, by telephone or through the Internet. Proxies may be voted (1) by completing, signing and dating and returning the enclosed proxy card; (2) by calling 1-877-PRX-VOTE at any time; or (3) through the Internet using the Internet address located on your proxy card. You are encouraged to vote by telephone or through the Internet using the Control Number that appears on your proxy card. Whichever voting method you choose, please take the time to read the Proxy Statement before you vote. If you have any questions regarding the Proxy Statement, please call D.F. King & Co., Inc., the Fund's proxy solicitor, at 1-888-605-1958.

                                        By Order of the Board of Directors

                                        Nathan A. Paul
                                        Secretary

June 17, 2005
New York, New York

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112

              -----------------------------------------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 11, 2005

              -----------------------------------------------------

       This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund"), for use at the Fund's Special Meeting of Stockholders (the "Special Meeting") to be held at 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on Thursday, August 11, 2005, at 2:00 p.m., and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting dated June 17, 2005. The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").


       This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy were sent to stockholders on or about June 17, 2005. The Board of Directors has fixed the close of business on June 10, 2005 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 9,605,237 shares of the Fund's Common Stock were issued and outstanding. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.


       If the accompanying form of proxy is properly executed and returned in time to be voted at the Special Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon. Executed and returned proxies that are unmarked will be voted FOR the proposals and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Special Meeting or any adjournment thereof. The Board of Directors does not know of any matters to be considered at the Special Meeting other than the matters described in the Notice of Special Meeting and this Proxy Statement. A stockholder may revoke his or her proxy by appearing at the Special Meeting and voting in person, or by giving written notice of such revocation to the Secretary of the Fund or by returning a later-dated proxy before the Special Meeting.


       The presence at the Special Meeting, in person or by proxy, of stockholders of the Fund entitled to cast at least a majority of the votes entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business (a "Quorum"). If a Quorum is not present at the Special Meeting, or if a Quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the affected proposal(s), the percentage of votes actually cast, the percentages of favorable and negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for solicitation. Any adjournment as to a proposal will require the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting with respect to the proposal(s). Shares represented by properly executed proxies with respect to which a vote is withheld, an abstention is indicated, or a broker does not vote (collectively, "abstentions") will be treated as shares that are present and entitled to vote for purposes of determining a Quorum. Abstentions will not constitute a vote in favor of the proposal. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for the proposal.


       In addition to soliciting proxies by mail, D.F. King & Co., Inc., the Fund's proxy solicitor, the Fund's officers or employees of the Fund's investment adviser may solicit proxies by telephone or in person. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund's investment adviser.

              -----------------------------------------------------

                                   PROPOSAL 1
                   APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT

              -----------------------------------------------------

       The Board of Directors of the Fund is seeking stockholder approval of a new Investment Management Agreement between the Fund and Lazard Asset Management LLC ("LAM") (the "New Management Agreement"), as a result of the initial public offering of securities of a parent company of LAM and other related changes in the structure of the Lazard organization (the "Restructuring"), which occurred on May 5, 2005 (the "Restructuring Date"). STOCKHOLDER APPROVAL OF THE NEW MANAGEMENT AGREEMENT IS NECESSARY FOR LAM TO CONTINUE TO SERVE AS THE FUND'S INVESTMENT ADVISER. The Fund's operations have not changed as a result of the Restructuring. No change is anticipated in the operations of or services provided by LAM to the Fund as a result of the Restructuring, nor will there be any change in the portfolio managers responsible for the management of the Fund's investments.

       LAM is a wholly-owned subsidiary of Lazard Freres & Co. LLC ("LF&Co."), which is a wholly-owned subsidiary of Lazard Group LLC ("Lazard Group," which prior to the Restructuring was named Lazard LLC). The Restructuring involved, among other steps, creation of a new parent company structure above Lazard Group. Lazard Ltd became the parent company of Lazard Group after the Restructuring and conducted an initial public offering of its shares. To the extent that the Restructuring may have been deemed to be a technical "assignment" under the 1940 Act, the Investment Management Agreement between the Fund and LAM in effect at the time of the Restructuring would have terminated in accordance with its terms as required by the 1940 Act.

       As a result, the Fund's Board of Directors, including the Directors who are not "interested persons" (as defined in the 1940 Act) of LAM or the Fund ("Independent Directors"), unanimously approved, and has recommended that the stockholders of the Fund approve, the New Management Agreement. In the event the Fund does not approve the New Management Agreement, the Board will take such action, if any, as it deems to be in the best interests of the Fund.


       OFFICERS, DIRECTORS AND PARENT COMPANIES OF LAM. The principal executive officer of LAM is Mr. Ashish Bhutani. Mr. Bhutani, along with Messrs. Bruce J. Wasserstein and Charles G. Ward, also is a director of LAM. For a list of the officers and Directors of the Fund who also are officers or directors of LAM, please refer to Appendix A to this Proxy Statement. The sole Managing Member of LAM is LF&Co. The sole member of LF&Co. is Lazard Group. The principal business address of LAM, LF&Co. and Lazard Group, and the address of each officer and director of LAM, is 30 Rockefeller Plaza, New York, New York 10112.



       Lazard Group is managed by the Lazard Group Board, which is in turn elected by Lazard Ltd as the indirect Managing Member of Lazard Group. The economic interests in Lazard Group, which are non-voting, are held by Lazard Ltd and LAZ-MD Holdings LLC ("LAZ-MD Holdings"). Lazard Ltd and LAZ-MD Holdings are "control persons" (as defined in the 1940 Act) of Lazard Group. The economic interests in Lazard Ltd are held by the public, and the voting rights in Lazard Ltd are held by the public and by LAZ-MD Holdings (generally in a percentage equivalent to the economic interests that Lazard Ltd and LAZ-

MD Holdings hold in Lazard Group). LAZ-MD Holdings is owned by current and former Managing Directors of Lazard Group (the "Working Members").


       As a result of the Restructuring, the previous holders of interests in Lazard Group, other than the Working Members whose interests are held through ownership of LAZ-MD Holdings, no longer have any interest in Lazard Group. The interests of the Working Members in LAZ-MD Holdings will, over time, become effectively exchangeable for the publicly traded shares of stock in Lazard Ltd and, as interests in LAZ-MD Holdings are exchanged, the voting power in Lazard Ltd held by LAZ-MD Holdings and the economic interest in Lazard Group held by LAZ-MD Holdings will proportionately decline, so that, upon full exchange of all LAZ-MD Holdings interests, LAZ-MD Holdings will hold no interests in either Lazard Group or Lazard Ltd.

       The principal business address of LAZ-MD Holdings is 30 Rockefeller Plaza, New York, New York 10112, and the principal business address of Lazard Ltd is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

       ADMINISTRATOR. State Street Bank and Trust Company, with principal office at 225 Franklin Street, Boston, Massachusetts 02110, provides administrative services to the Fund.

       SHARE OWNERSHIP AND CERTAIN BENEFICIAL OWNERS. To the Fund's knowledge, no person owned beneficially 5% or more of the outstanding shares of Common Stock of the Fund as of the Record Date other than Cede & Co., which held at the Record Date 100% of the outstanding shares of Common Stock. LAM beneficially owned 5,237 shares of Common Stock, or 0.05% of the outstanding shares of Common Stock as of the Record Date.

       As of the Record Date, Directors and officers of the Fund, as a group, owned less than 1% of the Fund's outstanding Common Stock. As of the Record Date, the only Director of the Fund who beneficially owned shares of the Fund's Common Stock was Charles Carroll, who owned more than $100,000 of the Fund's Common Stock.


       OTHER INFORMATION. In connection with its portfolio securities transactions for the fiscal period ended December 31, 2004, the Fund did not pay any paid brokerage commissions to LF&Co. Consistent with the requirements of best execution, brokerage commissions on the Fund's transactions may be paid to brokers in recognition of investment research and information furnished as well as for brokerage and execution services provided by such brokers. LAM may in its discretion cause accounts to pay such broker-dealers a commission for effecting the Fund transaction in excess of the amount of commission another broker or dealer adequately qualified to effect such transaction would have charged for effecting that transaction. This may be done where LAM has determined in good faith that such commission is reasonable in relation to the value of the brokerage and/or research to that particular transaction or to LAM's overall responsibilities with respect to the accounts as to which it exercises investment discretion.


INVESTMENT MANAGEMENT AGREEMENTS

       Prior to the Restructuring Date, LAM served as investment adviser to the Fund pursuant to an investment management agreement, dated as of April 27, 2004 (the "Previous Management Agreement"). The Previous Management Agreement was last approved by LAM, as the sole stockholder of the Fund, on April 23, 2004, in connection with the commencement of the Fund's operations. The Board considered the New Management Agreement on February 15, 2005 (the "February Meeting"), to become effective upon stockholder approval. In addition, to assure continuity of investment management services to the Fund after the Restructuring, the Fund's Board of Directors met in person on April 19, 2005 (the "April Meeting") with the purpose of considering whether it would be in the best interests of the Fund and its stockholders, for the Fund to enter into an Interim Investment Management Agreement as of the Restructuring Date (the "Interim Management Agreement"). At the February Meeting and April Meeting, and for the reasons discussed below, the Fund's Board of Directors, including all of the Independent Directors, unanimously approved, and recommended approval by stockholders of, the New Management Agreement and approved the Interim Management Agreement.

       INTERIM MANAGEMENT AGREEMENT. The Interim Management Agreement requires all advisory fees earned by LAM to be escrowed pending stockholder approval of the New Management Agreement. If the New Management Agreement is not approved, LAM will be entitled to receive from escrow the lesser of any costs incurred in performing the Interim Management Agreement (plus interest earned on the amount while in escrow), or the total amount in the escrow account (plus interest earned). The Interim Management Agreement provides for a termination date no greater than 150 days from the Restructuring Date, or upon approval of the New Management Agreement by the Fund's stockholders, whichever is shorter. The terms of the Interim Management Agreement, and the fees paid thereunder, are substantively identical in all respects to the Previous Management Agreement, except for the fee escrow and termination provisions and the time period covered by the agreements.

       TERMS OF THE NEW MANAGEMENT AGREEMENT. THE NEW MANAGEMENT AGREEMENT, AND THE FEES PAID THEREUNDER, ARE SUBSTANTIVELY IDENTICAL IN ALL RESPECTS TO THE PREVIOUS MANAGEMENT AGREEMENT, EXCEPT FOR THE TIME PERIODS COVERED BY THE AGREEMENTS.

       Pursuant to the New Management Agreement, LAM will regularly provide the Fund with investment research, advice and supervision and continuously furnish an investment program for the Fund consistent with its investment objective and policies, including the purchase, retention and disposition of securities. If approved by stockholders, the New Management Agreement will continue in effect for an initial term of two years. The New Management Agreement is then subject to annual approval by (i) the Fund's Board of Directors or (ii) a Majority Vote (as defined below) of the Fund's stockholders, provided that in either event the continuance also is approved by a majority of the Independent Directors of the Fund, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Management Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board of Directors or by a Majority Vote of the stockholders of the Fund, or, upon not less than 90 days' notice, by LAM. The New Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). The New Management Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of LAM, or of reckless disregard of its obligations thereunder, LAM shall not be liable for any action or failure to act in accordance with its duties thereunder.

       Under the terms of the New Management Agreement, LAM also pays the compensation of all personnel of the Fund, except (1) the fees of the Independent Directors and (2) personnel retained specifically by the Fund. LAM will make available to the Fund such of LAM's members, officers and employees as are reasonably necessary for the operations of the Fund, or as may be duly elected officers or directors of the Fund. Under the New Management Agreement, LAM also pays the Fund's office rent and provides investment advisory research and statistical facilities and all clerical services relating to research, statistical and investment work. LAM, including its employees who serve the Fund, may render investment advice, management and other services to other clients.

       Under the Previous Management Agreement, the Fund paid LAM an investment management fee of $1,526,313 for the fiscal period ended December 31, 2004.

       INVESTMENT MANAGEMENT FEE. Pursuant to the New Management Agreement, the Fund pays LAM an annual investment management fee of 0.85% of the Fund's average daily "Total Leveraged Assets" (the Fund's total assets including Financial Leverage (defined below)) for the services and facilities provided by LAM, payable on a monthly basis. The fee paid to LAM is higher when LAM uses Currency Commitments and Borrowings ("Financial Leverage") to make Currency Investments, rather than by reducing the percentage of "Net Assets" (the Fund's assets without taking into account Financial Leverage) invested in Global Equity Investments (defined below) for the purposes of making Currency Investments. "Currency Investments" refers to the Fund's investments consisting of emerging market currencies (primarily by entering into forward currency contracts), or instruments whose value is derived from the performance of an underlying emerging market currency, but also may include debt obligations, including government, government agency and corporate obligations and structured notes denominated in emerging market currencies. "Currency Commitments" are the aggregate financial exposures created by forward currency contracts in excess of that represented in the Fund's Net Assets, and "Borrowings" refers to the borrowings under the Fund's credit facility. Assuming Financial Leverage in the amount of 33 1/3% of the Fund's Total Leveraged Assets, the annual fee payable to LAM would be 1.28% of Net Assets (I.E., not including amounts attributable to Financial Leverage).

       The following is an example of this calculation of LAM's fee, using very simple illustrations. If the Fund had assets of $1,000, it could invest $1,000 in "Global Equity Investments" (investments in the Fund's global equity strategy consisting of equity securities of companies with market capitalizations of $5 billion or greater domiciled in those countries that comprise the Morgan Stanley Capital International (MSCI(R)) World(R) Index) and enter into $500 in forward currency contracts (because the Fund would not have to pay money at the time it enters into the currency contracts). Similarly, the Fund could invest $1,000 in Global Equity Investments, borrow $500 and invest the $500 in foreign currency denominated bonds. In either case, LAM's fee would be calculated based on $1,500 of assets, because the fee is calculated based on Total Leveraged Assets (Net Assets plus Financial Leverage). In this example, the Financial Leverage is in the form of either the forward currency contracts (Currency Commitments) or investments from Borrowings. The amount of the Financial Leverage outstanding, and therefore the amount of Total Leveraged Assets on which LAM's fee is based, fluctuates daily based on changes in value of the Fund's portfolio holdings, including changes in value of the currency involved in the forward currency contracts and foreign currency denominated bonds acquired with the proceeds of Borrowings. However, LAM's fee will be the same regardless of whether Currency Investments are made with Currency Commitments or with Borrowings (without taking into account the cost of Borrowings).

       THIS METHOD OF CALCULATING LAM'S FEE IS DIFFERENT THAN THE WAY CLOSED-END INVESTMENT COMPANIES TYPICALLY CALCULATE MANAGEMENT FEES. Traditionally, closed-end investment companies calculate management fees based on Net Assets plus Borrowings (excluding Financial Leverage obtained through Currency Commitments). LAM's fee is different because the Fund's leverage strategy is different than the leverage strategy employed by many other closed-end investment companies. Although the Fund may employ Borrowings in making Currency Investments, the Fund's leverage strategy relies primarily on Currency Commitments, rather than relying exclusively on borrowing money or/and issuing preferred stock, as is the strategy employed by most closed-end investment companies. LAM's fee would be lower if its fee were calculated only on Net Assets plus Borrowings, because LAM would not earn fees on Currency Investments made with Currency Commitments (forward currency contracts). Using the example above, where the Fund has assets of $1,000 and invests $1,000 in Global Equity Investments and $500 in forward currency contracts, the following table illustrates how LAM's fee would be different if it did not earn management fees on these types of Currency Investments.

  FUND'S MANAGEMENT FEE CALCULATION VS. TYPICAL FUND MANAGEMENT FEE CALCULATION

                                             FUND'S MANAGEMENT FEE BASED ON                TYPICAL MANAGEMENT FEE
                                            TOTAL LEVERAGED ASSETS (INCLUDES            FORMULA, CALCULATED EXCLUDING
BEGINNING ASSETS OF $1,000                        CURRENCY COMMITMENTS)                     CURRENCY COMMITMENTS
----------------------------                ---------------------------------           -----------------------------
GLOBAL EQUITY INVESTMENTS
  (NET ASSETS)                                           $1,000                                    $1,000
Currency Commitments                                     $  500                                    $  500
Assets used to calculate
  management fee                                         $1,500                                    $1,000
Management fee (0.85%)                                   $12.75                                    $ 8.50

       LAM FEE CONFLICT RISK. The fee paid to LAM for investment management services will be higher when the Fund uses Financial Leverage, whether through forward currency contracts or Borrowing, because the fee paid will be calculated on the basis of the Fund's assets including this Financial Leverage. Consequently, LAM may have a financial interest for the Fund to utilize such Financial Leverage, which may create a conflict of interest between LAM and the Fund's stockholders. The Fund has implemented procedures to monitor this potential conflict.


       THE SEC HAS NOT PASSED UPON THE NATURE, STRUCTURE OR TERMS OF ANY OF THE MANAGEMENT AGREEMENTS, INCLUDING THE METHOD OF CALCULATING LAM'S MANAGEMENT FEE.


BOARD CONSIDERATION OF THE NEW MANAGEMENT AGREEMENT

       At the meeting of the Fund's Board of Directors held on February 15, 2005, the Board considered the approval of the New Management Agreement (a form of which is attached as Appendix B to this Proxy Statement). The Independent Directors were assisted in their review by independent legal counsel and met with counsel in executive session separate from representatives of LAM.

SERVICES PROVIDED

       The LAM representatives gave a presentation to the Board about the nature, extent and quality of services that LAM provides the Fund, including a brief discussion of LAM and its clients (of which the Fund comprised approximately $300 million (leveraged) of the $76 billion of total assets under the management of LAM and its global affiliates as of March 31, 2005) and outlining LAM's global structure, including technology and operational support and expanded marketing and distribution channels, all of which provide realized benefits through investment in LAM's investment advisory business. The Directors agreed that the Fund benefits from all of the services of LAM's global platforms, and that such services would be different than those provided to a $4 billion fund complex such as that of the Fund and the open-end Lazard funds. The LAM representatives reviewed the Fund's market price performance, market discount to net asset value and trading activity.

       The Directors discussed the nature, extent and quality of the services provided by LAM to the Fund. The Directors considered the various services provided by LAM to the Fund and considered LAM's research and portfolio management capabilities and that LAM also provides oversight of day-to-day operations of the Fund, including fund accounting and administration and assistance in meeting legal and regulatory requirements. The Directors also considered LAM's extensive administrative, accounting and compliance infrastructure.

RESTRUCTURING

       The Directors assessed the implications of the Restructuring for LAM and its ability to continue to provide services to the Fund of the same scope and quality as are currently provided. In particular, the Board inquired as to the impact of the Restructuring on LAM's personnel, management, facilities and financial capabilities, and received assurances in this regard from senior management of LAM that the Restructuring would not adversely affect LAM's ability to fulfill its obligations under the New Management Agreement, and to operate its business in a manner consistent with past practices. The Board also considered that the New Management Agreement, and the fees paid thereunder, are substantively identical in all respects to the Previous Management Agreement, except for the time periods covered by the agreements.

COMPARATIVE PERFORMANCE AND FEES AND EXPENSES

       The Directors reviewed and placed significant emphasis on the relative performance and advisory fees and expense ratio for the Fund, including comparative fee information prepared by Lipper.

       PERFORMANCE. The Directors noted that the Fund's performance is above that of its benchmark index.

       ADVISORY FEES AND EXPENSES. The Directors also discussed the advisory fees and current expense ratio for the Fund, which were proposed to be the same under the New Management

Agreement as under the Previous Management Agreement, and it was noted that they are generally within the median ranges of the Fund's comparison group. An extended discussion of the fees to be charged and services to be provided under the New Management Agreement ensued. The Directors considered and evaluated the performance and expense ratio of the Fund. They agreed with LAM's characterization of the Fund's performance and expense ratio compared to the Fund's respective comparison group, and agreed that the fees charged were reasonable in light of the services provided by LAM and the Fund's overall performance.

       The Directors also considered LAM's other accounts managed in LAM's global equity strategy or emerging income strategy, the Fund's investment strategies ("Similar Accounts"). The Directors discussed the fee paid to LAM compared to the fee paid to LAM by Similar Accounts. The Directors also reviewed the nature of the Similar Accounts and the differences, from LAM's perspective, in management of the different types of Similar Accounts as compared to management of the Fund and the differences in managing an account in a single strategy as compared to pursuing an investment objective with two separate strategies. The Directors considered the relevance of the fee information provided for Similar Accounts managed by LAM to evaluate the appropriateness and reasonableness of the Fund's advisory fee. A discussion ensued, as a consequence of which the Board recognized that any differences in fees paid by Similar Accounts was consistent with the differences in the services provided and in the application of the strategies.

       FEE CALCULATION. The Board was reminded of LAM's method of calculating the Fund's management fee and considered that the method of calculation of management fees based on the Fund's Total Leveraged Assets, pursuant to which the management fee borne by stockholders will increase to the extent LAM makes Currency Investments by incurring Financial Leverage rather than reducing the percentage of Net Assets invested in Global Equity Investments for the purposes of making Currency Investments, and considered the advantages of increased investment exposure through Financial Leverage. The Board considered the economic equivalence, and the similarities, from an investment management perspective, of Currency Investments (1) made with Currency Commitments and (2) made with the proceeds of Borrowings.

       LAM noted, and the Board considered, (1) that this method of calculating management fees is different than the way closed-end investment companies typically calculate management fees, (2) that traditionally closed-end funds calculate management fees based on Net Assets plus Borrowings (excluding Financial Leverage obtained through Currency Commitments), and (3) that LAM's fee would be lower if its fee were calculated only on Net Assets plus Borrowings, because LAM would not earn fees on Currency Investments made with Currency Commitments (forward currency contracts or other derivative instruments whose value is derived from the performance of an underlying emerging market currency). The Board considered that LAM's fee is different because the Fund's leverage strategy is different than the leverage strategy employed by many other closed-end investment companies--that although the Fund may employ Borrowings in making Currency Investments, the Fund's leverage strategy relies primarily on Currency Commitments rather than relying exclusively on borrowing money and/or issuing preferred stock, as for most closed-end investment companies. The Board discussed and considered the Fund's use of Currency Commitments for leverage (rather than relying exclusively on borrowing money and/or issuing preferred stock) and LAM's belief that forward currency contracts, or other derivative instruments whose value is derived from the performance of an underlying emerging market currency, often offer a more attractive way to gain exposure to emerging market interest rate opportunities and currencies than investments in debt obligations and the fact that there might not be a viable debt market in certain emerging market countries. The Board also discussed LAM's view that foreign currency contracts present less counterparty and custody risks. The Board discussed and considered LAM's extensive expertise with these instruments, as discussed in detail in previous meetings concerning the Previous Management Agreement.


       LAM reminded the Directors of the procedures that LAM had agreed to adopt for the Previous Management Agreement in order to evaluate possible conflicts of interest that may arise from the fee calculation methodology, including: (1) no less frequently than monthly, decisions regarding the amount of the Fund's allocation to Currency Investments must be reviewed by a Managing Director of LAM not involved in the decision-making process and the Fund's Chief Compliance Officer, and that such review be documented to include the basis therefor, documentation to be retained for six years, the first two years in an easily accessible place, (2) LAM must provide the Board with a quarterly report regarding these decisions and the reasons therefor and (3) LAM must deliver a quarterly certification to the Board, signed by a Managing Director of LAM and the Fund's or LAM's Chief Compliance Officer (as applicable) that the procedures had been complied with during the previous quarter. LAM stated that such procedures had been followed under the Previous Management Agreement, and that LAM would continue to follow those procedures.


LAM PROFITABILITY AND ECONOMIES OF SCALE

       The Directors reviewed information prepared by LAM for the Fund concerning the costs to and profits realized by LAM and its affiliates resulting from the Previous Management Agreement, reviewing the dollar amount of expenses allocated and profit received by LAM and the method used to determine such expenses and profit. LAM representatives stated that neither LAM nor its affiliates, including LF&Co., receive any significant indirect benefits from managing the Fund. LAM representatives stated that LF&Co. had not been used during the fiscal period ended December 31, 2004, for brokerage purposes for the Fund. They noted that LAM does obtain soft dollar research, as reviewed by the Board each quarter. The Directors agreed that the information provided substantiated statements of the LAM representatives.

       It was noted that the profitability percentage for the Fund was within ranges determined by appropriate court cases not to be so disproportionately large that its bore no reasonable relationship to the services rendered and, given the overall performance and generally superior service levels, was thought not to be excessive, and the Board concurred with this analysis.

       The Directors considered LAM's estimated profitability with respect to the Fund under the Previous Management Agreement as part of their evaluation of whether the Fund's fee under the New Management Agreement bears a reasonable relationship to the mix of services provided by LAM, including the nature, extent and quality of such services. The Directors evaluated the costs of the services to be provided and profits expected to be realized by LAM and its affiliates from the relationship with the Fund in light of the relevant circumstances. It was noted that a discussion of economies of scale should be predicated on increasing assets and that because the Fund is a closed-end fund without daily inflows and outflows of capital there were not at this time significant economies of scale to be realized by LAM in managing the Fund's assets. The Directors also considered potential benefits to LAM and its affiliates from LAM acting as investment adviser to the Fund.

       At the conclusion of these discussions, each of the Independent Directors expressed the opinion that he had been furnished with sufficient information to make an informed business decision with respect to approval of the New Management Agreement. Based on its discussions and considerations as described above, the Board made the following conclusions and determinations.

              o The Board concluded that the nature, extent and quality of the services provided by LAM are adequate and appropriate, especially including the benefits of advisory and research services associated with a $76 billion asset management business.

              o The Board determined that the Restructuring of LAM's parent companies would not be a detriment to LAM's ability to continue to provide services to the Fund of the same scope and quality as provided under the Previous Management Agreement, and that the Restructuring would not adversely affect LAM's ability to fulfill its obligations under the New Management Agreement, and to operate its business in a manner consistent with past practices.

              o The Board was satisfied with the Fund's overall performance, which was generally within the median ranges of the Fund's comparison group and Lipper category ranking.

              o The Board concluded that the Fund's fee paid to LAM, which was proposed to be the same under the New Management
                    Agreement as under the Previous Management Agreement, was reasonable in light of comparative performance and expense and advisory fee information, costs of the services provided and profits to be realized and benefits derived or to be derived by LAM from the relationship with the Fund.

              o The Board determined that there were not at this time significant economies of scale to be realized by LAM in managing the Fund's assets and that, to the extent that material economies of scale had not been shared with the Fund, the Board would seek to do so.

       The Board considered these conclusions and determinations and, without any one factor being dispositive, determined that approval of the New Management Agreement was in the best interests of the Fund and its stockholders.

BOARD CONSIDERATION OF THE INTERIM MANAGEMENT AGREEMENT

       At the meeting of the Fund's Board of Directors held on April 19, 2005, the Board considered the approval of the Interim Management Agreement under conclusions and determinations substantially identical to those described above for the New Management Agreement, largely by reference to information presented and discussed at the Board meeting on February 15, 2005 supporting the same conclusions and determinations for the Interim Management Agreement. Representatives of LAM had confirmed for the Board that there had been no significant changes in referenced information, and the Board confirmed its understanding of the application of this information. Stockholders are not being asked to approve the Interim Management Agreement.

REQUIRED VOTE

       The New Management Agreement cannot be implemented unless approved at the Special Meeting, or any adjournment thereof, by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). Such a majority ("Majority Vote") means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present, in person or by proxy, at the meeting, if the holders of more than 50% of the outstanding shares are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.


            THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
              VOTE "FOR" APPROVAL OF THE NEW MANAGEMENT AGREEMENT.


                                  ANNUAL REPORT

       The Fund will furnish, without charge, copies of its Annual Report for the fiscal period ended December 31, 2004 and Quarterly Report for the period ended March 31, 2005, to any stockholder upon request. Requests for the Reports should be made by writing to the Fund at 30 Rockefeller Plaza, New York, New York 10112 or by calling 1-800-828-5548.


                    OTHER MATTERS TO COME BEFORE THE MEETING

       The Directors do not intend to present any other business at the Special Meeting nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

       Stockholders who wish to communicate with Directors should send communications to the Fund, 30 Rockefeller Plaza, New York, New York 10112, to the attention of the Fund's Secretary. The Fund's Secretary is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which stockholder communications will be directed to the Director or Directors indicated in the communication.


               VOTING INFORMATION; EXPENSES OF PROXY SOLICITATION

       LAM will bear the costs of soliciting proxies. Proxies may be solicited by mail, in person or by telephone, and LAM may reimburse persons holding Fund shares in their name or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Fund has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies, primarily by contacting stockholders by telephone, at a cost of approximately $8,000 (plus out of pocket expenses). The total expenses of the Special Meeting, including the solicitation of proxies and the expenses incurred in connection with the preparation of the Proxy Statement are approximately $40,000.

       Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited (but not when you call the toll free number directly to vote or when you vote via the Internet using the Control Number that appears on your proxy card), the stockholder will be asked to provide his or her full name, address, social security number or taxpayer identification number and the number of shares owned and to confirm that the stockholder has received the Proxy
Statement and proxy card in the mail. Within 72 hours of receiving a stockholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Any stockholder giving a proxy may revoke it at any time before its exercise by submitting a written notice of revocation or a subsequently executed proxy to the Fund, by voting by telephone or through the Internet or by attending the Special Meeting and voting in person.


                                 VOTING RESULTS

       The Fund will advise its stockholders of the voting results of the matters voted upon at the Special Meeting in its next Report to Stockholders.


                              STOCKHOLDER PROPOSALS

       Any proposals of stockholders that are intended to be presented at the Fund's 2006 Annual Meeting of Stockholders in accordance with Rule 14a-8 must be received at the Fund's principal executive offices no later than November 14, 2005 and must comply with all other legal requirements in order to be included in the Fund's Proxy Statement and form of proxy for that meeting. For other stockholder proposals to be presented at the 2006 Annual Meeting, a stockholder's notice shall be delivered to the Secretary of the Fund at the Fund's principal office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the meeting is advance by more than 30 days or delayed by more than 60 days from such anniversary date, then timely notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
            STOCKHOLDERS ARE URGED TO VOTE BY MAIL, BY TELEPHONE OR
                             THROUGH THE INTERNET.

                                           By Order of the Board of Directors

                                           Norman Eig
                                           Chairman of the Board

New York, New York
June 17, 2005

                                   APPENDIX A


                             DIRECTORS AND OFFICERS

       The following are the officers and directors of the Fund who also are officers or directors of LAM:

NAME                    POSITION WITH FUND             POSITION WITH LAM
--------------------    -----------------------------  -------------------------

Charles Carroll         Director and President         Deputy Chairman and
                                                       Head of Global Marketing

John H. Blevins         Chief Compliance Officer       Senior Vice President and
                                                       Chief Compliance Officer

Nathan A. Paul          Vice President and Secretary   Managing Director and
                                                       General Counsel

Brian D. Simon          Assistant Secretary            Senior Vice President

David A. Kurzweil       Assistant Secretary            Vice President

Stephen St. Clair       Treasurer                      Vice President

                      [This Page Intentionally Left Blank]

                                   APPENDIX B


                         INVESTMENT MANAGEMENT AGREEMENT

       Agreement, made as of the __ day of __________, 2005, between Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund") and Lazard Asset Management LLC, a New York limited liability company (the "Investment Manager").

                              W I T N E S S E T H:

       WHEREAS,  the  Fund  is  an  closed-end   management  investment  company
registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Fund desires to retain the Investment Manager to render investment advisory services and the Investment Manager is willing to render such investment advisory services;

       NOW, THEREFORE, the parties agree as follows:

       1. The Fund hereby appoints the Investment Manager to act as manager of the Fund for the period and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

       2. Subject to the supervision of the Board of Directors of the Fund, the Investment Manager shall manage the investment operations and assets of the Fund, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus (hereinafter defined) and subject to the following understandings:

              (a) The Investment Manager shall provide supervision of the Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

              (b) The Investment Manager shall use its best judgment in the performance of its duties under this Agreement.

              (c) The Investment Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund (each hereinafter defined) and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

              (d) The Investment Manager shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including broker-dealers affiliated with the Investment Manager) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Fund's

                     Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Investment Manager will give primary consideration to securing the most favorable price and efficient execution.

       On occasions when the Investment Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

              (e) The Investment Manager shall render to the Fund's Board of Directors such periodic and special reports with respect to the Fund's securities transactions as the Board may reasonably request.

              (f) The Investment Manager shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's assets.

       3. The Fund has delivered to the Investment Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

              (a) Articles of Incorporation of the Fund, filed with the State Department of Assessments and Taxation of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended and restated from time to time, are herein called the "Articles of Incorporation");

              (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

              (c)    Resolutions   of  the  Board  of   Directors  of  the  Fund
                     authorizing the appointment of the Investment Manager and approving the form of this Agreement;

              (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-2 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's Common Stock;

              (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission; and

              (f) Prospectus of the Fund (such prospectus and the statement of additional information, each as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

       4. The Investment Manager shall authorize and permit any of the members, officers and employees of the Investment Manager, and any of the members, directors, officers and employees of any of its affiliates, who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Investment Manager under this Agreement may be furnished through the medium of any such members, directors, officers or employees of the Investment Manager or any of its affiliates.

       5. The Investment Manager shall keep the books and records of the Fund required to be maintained by it pursuant to this Agreement and by the Fund pursuant to the 1940 Act. The Investment Manager agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the request of the Fund. The Investment Manager further agrees to preserve such records as prescribed by Rule 31a-2 under the 1940 Act.

       6. The Investment Manager will bear all of its expenses incurred in connection with the services to be rendered by the Investment Manager to the Fund under this Agreement, including without limitation, the compensation of all personnel of the Fund and the Investment Manager (other than personnel retained specifically by the Fund), except the fees of Directors of the Fund who are not affiliated persons of the Investment Manager or its affiliates. The Fund assumes and will pay all other expenses in connection with the Fund not assumed by the Investment Manager, including but not limited to:

              (a) the fees and expenses of Directors who are not affiliated persons of the Investment Manager or any of its affiliates;

              (b)    the fees and expenses of the Fund's administrator, if any;

              (c) the fees and expenses of the custodian which relate to (i) the custodial function and the recordkeeping connected therewith, (ii) the maintenance of the required accounting records of the Fund, (iii) the pricing of the Fund's portfolio of investments and calculation of net asset value, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Directors of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities;

              (d) the fees and expenses of the Fund's transfer agent, which may be the custodian, which relate to the maintenance of, and communications with respect to, each stockholder account;

              (e) the charges and expenses of legal counsel and independent accountants for the Fund;

              (f) expenses of listing shares of the Fund with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of the interests in the Fund, including expenses of conducting tender offers for the purpose of repurchasing Fund interests;

              (g) brokers' commissions, spreads, fees, any issue or transfer taxes and any other charges in connection with portfolio transactions on behalf of the Fund;

              (h) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies, and all costs of maintaining corporate existence;

              (i) the allocable share of the fees of any trade association of which the Fund may be a member;

              (j) the cost of share certificates, if any, representing shares of the Fund;

              (k) the fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Commission, and, if required, qualifying the shares of the Fund under state securities laws, including the preparation and printing of the Fund's Registration Statements and Prospectuses and amendments and revisions thereto (including proxy solicitation) for filing under federal and state securities laws for such purposes;

              (l) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing Prospectuses and reports to stockholders in quantities required for distribution to the stockholders, and communications expenses with respect to individual stockholder accounts;

              (m) the cost of obtaining fidelity insurance and any liability insurance covering the Directors and officers of the Fund as such;

              (n)    litigation  and   indemnification    expenses   and   other
                     extraordinary expenses not incurred in the ordinary course of the Fund's business;

              (o) all expenses incurred in connection with the organization of the Fund and the initial public offering of the Fund's Common Stock;

              (p)    fees payable to the Investment Manager hereunder;

              (q) interest expenses of the Fund, including expenses incurred in connection with leveraging the Fund's assets through a line of credit or other borrowing or issuing and maintaining preferred stock; and

              (r)    all other expenses properly payable by the Fund.

       7. For the services provided to the Fund and the expenses assumed pursuant to this Agreement, the Fund will pay monthly to the Investment Manager as full compensation therefor a management fee, accrued daily, at the annual rate of 0.85% of the Fund's average daily Leveraged Assets. Leveraged Assets means the Fund's total assets (including (1) the aggregate financial exposures created by forward currency contracts in excess of that represented in the Fund's net assets ("Forward Currency Contract Commitments") and (2) investments made with the proceeds of borrowings from financial institutions ("Borrowings")) minus accrued liabilities (other than Forward Currency Contract Commitments and liabilities associated with Borrowings). The liquidation value of any preferred stock is not treated as a liability.

       8. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal securities laws may impose liabilities even, under certain circumstances, on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which the Fund may have under any federal securities law.

       9. This Agreement shall continue until December 31, 2006 (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on December 31 (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without payment of penalty by the Fund, on 60 days' written notice to the Investment Manager, by vote of the Board of Directors of the Fund, or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

       10. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Investment Manager or any member, director, officer or employee of any of its affiliates who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Investment Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

       11. During the term of this Agreement, the Fund agrees to furnish to the Investment Manager at its principal office all Prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer in any way to the Investment Manager, prior to use thereof and not to use such material if the Investment Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Investment Manager copies of any of the above-mentioned materials which refer in any way to the Investment Manager. The Fund shall furnish or otherwise make available to the Investment Manager such other information relating to the business affairs of the Fund as the Investment Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

       12. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act.

       13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Manager at 30 Rockefeller Plaza, New York, New York 10112, Attention: Secretary, or (2) to the Fund at 30 Rockefeller Plaza, New York, New York 10112, Attention: President.

       14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          LAZARD GLOBAL TOTAL RETURN AND INCOME
                                          FUND, INC.

                                          By: _________________________________

                                              Name:
                                              Title:

                                          LAZARD ASSET MANAGEMENT LLC

                                          By: _________________________________

                                              Name:
                                              Title:

        ----------------------------------------------------------------

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

        ----------------------------------------------------------------

                                  COMMON STOCK

Mark box at right if an address or comment has been noted on the reverse side of this card. /__/

CONTROL NUMBER:

Please be sure to sign and date this Proxy.            Date:  __________________


________________________________________________________________________________
Stockholder sign here                                        Co-owner sign here

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE


1. With respect to the proposal to approve a new Investment Management Agreement between the Fund and Lazard Asset Management LLC

           For /_/           Against /_/       Abstain /_/

2. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

RECORD DATE SHARES: _____________________

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

                SPECIAL MEETING OF STOCKHOLDERS - AUGUST 11, 2005
          COMMON STOCK PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned holder of shares of Common Stock of Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Nathan A. Paul and Brian D. Simon, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Stockholders of the Fund to be held at 30 Rockefeller Plaza, 58th Floor, New York, New York 10112, on Thursday, August 11, 2005, at 2:00 p.m., and at any and all adjournments thereof, and thereat to vote all shares of Common Stock of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

      THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS UNLESS OTHERWISE INDICATED. BY SIGNING THIS
     PROXY CARD, RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND
                        PROXY STATEMENT IS ACKNOWLEDGED.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

   Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer,
                            please give full title.

                            HAS YOUR ADDRESS CHANGED?

                            ------------------------

                            ------------------------

                            ------------------------


                                       2